UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 12, 2022

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2022, Cummins Inc. (the “Company”) issued a press release announcing that Tom Linebarger, the Company’s Chairman of the Board of Directors (the “Board”) and Chief Executive Officer since 2012, will end his term as Chief Executive Officer, effective August 1, 2022. Mr. Linebarger will continue to serve as Chairman of the Board and will transition to an Executive Chairman role, also effective August 1, 2022.
Jennifer Rumsey, the Company’s President and Chief Operating Officer, will succeed Mr. Linebarger as the Company’s President and Chief Executive Officer, effective August 1, 2022. Ms. Rumsey will continue to serve on the Company’s Board, to which she was appointed in February 2022. Ms. Rumsey, age 48, has served as the Company’s President and Chief Operating Officer since March 2021. Previously, Ms. Rumsey was Vice President and President of the Company’s Components Business from 2019 to 2021, after serving as Vice President and Chief Technical Officer from 2015 to2019. From 2013 to 2015, she was the Company’s Vice President of Engineering, Engine Business, after holding a variety of engineering and product life cycle roles with the Company.
On July 12, 2022, the Talent Management and Compensation Committee of the Board approved compensation changes for Mr. Linebarger and Ms. Rumsey in connection with their respective role changes. In connection with Mr. Linebarger’s transition to the Executive Chairman role, his base salary will be decreased to $1,150,000 and his target annual bonus will be increased to 150% of base salary, in each case effective as of August 1, 2022. Mr. Linebarger is not expected to be eligible to receive future long-term incentive awards under the Company’s 2012 Omnibus Incentive Plan as part of the Company's annual grant cycle.
In connection with Ms. Rumsey’s appointment as the Company’s President and Chief Executive Officer, effective as of August 1, 2022, her base salary will be increased to $1,500,000, her target annual bonus will be increased to 175% of base salary and her target annual long-term incentive grant value will be increased to $7,500,000 to reflect her additional responsibilities.
Item 7.01.    Regulation FD Disclosure.
On July 14, 2022, the Company issued a press release announcing Mr. Linebarger’s departure from the role of Chief Executive Officer and transition to Executive Chairman and the appointment of Ms. Rumsey as the Company’s Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.
Item 9.01.    Financial Statement and Exhibits.
(d)    Exhibits. - The exhibits below are filed herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 99	Press Release dated July 14, 2022.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022

CUMMINS INC.
/s/ SHARON R. BARNER
Sharon R. Barner Vice President - Chief Administrative Officer & Corporate Secretary